EXHIBIT 99.1

FOR IMMEDIATE RELEASE:	July 22, 2010

SIMMONS FIRST ANNOUNCES INCREASE IN SECOND QUARTER EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced second quarter net income of $8.0 million, compared to $5.5 million for the same period in 2009, an increase of $2.5 million, or 44.8%. Diluted earnings per share for the second quarter of 2010 were $0.46, compared to $0.39 for the second quarter of 2009. Net income for the six months ended June 30, 2010, was $12.9 million, or $0.75 diluted earnings per share.

On May 14, 2010, the Company announced that its wholly-owned bank subsidiary, Simmons First National Bank, entered into a purchase and assumption agreement with loss share arrangements with the Federal Deposit Insurance Corporation ("FDIC") to purchase substantially all of the assets and to assume substantially all of the deposits and certain other liabilities of Southwest Community Bank (“SWCB”) in Springfield, Missouri. As a result of this acquisition, the Company expands its footprint outside the Arkansas borders for the first time. The Company recognized a pre-tax gain of $3.0 million on this transaction and incurred pre-tax merger related costs of $0.4 million. After taxes, this gain, net of merger related costs, contributed $1.6 million to second quarter 2010 net income, or $0.09 to diluted earnings per share.

On March 5, 2010, the Company announced the decision to close or consolidate 9 branches, primarily smaller branches in rural areas. During June 2010, these branches were closed and the Company recorded a one-time, non-recurring charge of $0.01 diluted earnings per share associated with the closing. All associates at the affected branches will be reassigned to other locations and any reductions in headcount will be through attrition.

Excluding the non-recurring items, earnings were $6.5 million for the second quarter, an increase of $1.0 million, or 18.1% from the same period in 2009. Excluding the non-recurring items, diluted earnings per share for the second quarter was $0.38.

"We are very pleased with our second quarter results.  Highlights of the second quarter include our strategic acquisition in Springfield, Missouri, improvement in our net interest margin,  and continued good asset quality compared to the rest of the industry," commented J. Thomas May, Chairman and CEO. "We continue to aggressively address our nonperforming assets and manage our expenses while being committed to the highest service levels for our customers and shareholders."

Total assets, including assets acquired in the SWCB transaction, were $3.0 billion at June 30, 2010, an increase of 4.4% from $2.9 billion at June 30, 2009.

Loans

Total loans, excluding those covered by FDIC loss share agreements, were $1.8 billion at June 30, 2010, a decrease of 6.3% from the same period in 2009. “Simmons First affiliates, like the rest of the industry, are experiencing weak loan demand as a result of the recession. We believe loan demand is likely to remain soft for the balance of 2010, but we are committed and positioned to meet the borrowing needs of our consumer and business customers,” commented May. Loans covered by FDIC loss share agreements, which provide considerable protection against credit risk on those covered assets, were $39.3 million at June 30, 2010.

Deposits

At June 30, 2010, total deposits were $2.4 billion, an increase of $74.5 million, or 3.2% compared to the same period in 2009. The June 30, 2010, deposits include $26.0 million of recently acquired deposits in Missouri. Acquired deposits decreased $71.3 million from the acquisition date of May 14, 2010. This decrease includes $55.0 million in brokered deposits and $16.3 million in higher rate deposits. “The decrease in deposits from our Springfield acquisition was a strategic decision to utilize our excess liquidity, which resulted in an improved margin,” commented May.

Net Interest Income

The Company’s net interest income for the second quarter of 2010 increased 6.3% to $25.2 million compared to the same period of 2009. Net interest margin increased 12 basis points to 3.83% from the second quarter of 2009.  The yield on earning assets was 4.77%, a decrease of 41 basis points from the second quarter of 2009 and the rate on the cost of funds was 1.13%, a decrease of 59 basis points.

Non-Interest Income

Non-interest income for the second quarter increased $3.9 million, or 29.1%, to $17.2 million compared to $13.4 million for the second quarter of 2009. As previously discussed, the Company's second quarter 2010 results include a pre-tax bargain purchase gain of $3.0 million on its FDIC assisted acquisition of SWCB.

Non-Interest Expense

Non-interest expense for the second quarter of 2010 was $27.3 million, an increase of 1.2% from $27.0 million for the second quarter of 2009.  “Our ability to maintain a low level of non-interest expense is partially attributable to the efficiency initiatives we introduced this past year,” according to May.

Asset Quality

As part of the SWCB acquisition, the Company acquired substantially all of the loans and foreclosed real estate ("OREO") of SWCB. Through the loss share provisions of the purchase and assumption agreement, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of such loans and OREO. At June 30, 2010, the loans and OREO covered by the FDIC loss share agreements and the related FDIC loss share receivable were presented in the Company's financial reports as "covered" assets (i.e., covered by the FDIC loss share agreements) with a carrying value equal to the discounted net present value of expected future proceeds. Loans covered by loss share were carried at $39.3 million, OREO covered by loss share was carried at $3.6 million and the FDIC loss share receivable was carried at $12.6 million. As a result of the FDIC loss share indemnification related to these assets and the discounted net present value method of valuing these assets, such assets are excluded from the computations of the following asset quality ratios, except for their inclusion in total assets.

Nonperforming assets as a percent of total assets were 1.24% as of June 30, 2010, an increase of 14 basis points from 1.10% as of March 31, 2010. Nonperforming loans as a percent of total loans were 0.95% as of June 30, 2010, an increase of 12 basis points from 0.83% as of March 31, 2010. These ratios include approximately $3.2 million of Government guaranteed student loans that were over 90 days past due at the end of the quarter. Excluding the guaranteed past due student loans, non-performing assets as a percent of total assets were 1.13% and non-performing loans as a percent of total loans were 0.77%.

“While our nonperforming assets are above our internal target levels, we continue to have relatively good asset quality.  In fact, our nonperforming asset ratio puts us in the 80th percentile within our peer group,” added May.

Excluding credit cards, the Company's annualized net charge-off ratio was 0.45% for the second quarter of 2010, compared to 0.48% for the first quarter of 2010. The credit card annualized net charge-off ratio was 2.41%, compared to 2.71% for the first quarter of 2010. The Company’s credit card loss ratio continues to be more than 800 basis points below the most recently published credit card charge-off industry average of over 10.5%.

For the second quarter of 2010, the Company's provision for loan losses was $3.8 million, compared to $3.2 million for the first quarter of 2010 and $2.6 million for the second quarter of 2009.

The Company's allowance for loan losses was $25.9 million at June 30, 2010, or 1.42% of total loans and 150% of non-performing loans.

Capital

At June 30, 2010, stockholders' equity was $379 million, book value per share was $22.03, and tangible book value per share was $18.43. The Company's ratio of stockholders' equity to total assets was 12.53% and its ratio of tangible stockholders’ equity to tangible assets was 10.70%, as of June 30, 2010.

“One of the major strengths of our Company is our exceptional level of capital,” continued May. “We enhanced the strength of our capital during the fourth quarter of 2009 when we completed a $75 million secondary stock offering. The offering bolstered our already strong capital ratios, placing us in the 94th percentile in our peer group for regulatory capital. While this offering was dilutive to EPS of approximately $0.07 in the second quarter, the excess capital positions us to take advantage of unprecedented acquisition opportunities through FDIC assisted transactions of failed banks and future traditional acquisitions of healthy banks.”

As of June 30, 2010, the Company’s regulatory capital ratios remain significantly higher than regulatory “well capitalized” guidelines:

	“Well Capitalized”	SFNC
Tier 1 Leverage Ratio	5.00%	11.87%
Tier 1 Risk-Based Capital Ratio	6.00%	18.92%
Total Risk-Based Capital Ratio	10.00%	20.17%

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas.  The Company’s eight banks conduct financial operations from 80 offices, of which 76 are financial centers, in 40 communities in Arkansas and one community in Missouri. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC”.

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, July 22, 2010. Interested persons can listen to this call by dialing 1-800-854-4175 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on July 29, 2010, by dialing 1-800-642-1687. The passcode for the replay is 84971659. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$80,883	$61,975	$71,575	$54,176	$53,956
Interest bearing balances due from banks	161,443	365,396	282,010	142,714	52,321
Federal funds sold	2,750	-	-	12,500	8,300
Cash and cash equivalents	245,076	427,371	353,585	209,390	114,577
Investment securities - held-to-maturity	436,018	432,004	464,061	387,122	352,921
Investment securities - available-for-sale	224,031	156,096	182,854	184,493	277,948
Mortgage loans held for sale	18,298	6,930	8,397	13,355	14,868
Assets held in trading accounts	7,827	7,521	6,886	6,839	6,051
Loans	1,822,028	1,849,960	1,874,989	1,925,101	1,943,460
Allowance for loan losses	(25,881)	(25,047)	(25,016)	(25,830)	(25,032)
Net loans	1,796,147	1,824,913	1,849,973	1,899,271	1,918,428
Covered assets:
Loans, net of discount	39,346	-	-	-	-
Other real estate owned, net of discount	3,609	-	-	-	-
FDIC loss share receivable	12,614	-	-	-	-
Premises and equipment	76,349	77,408	78,126	78,674	78,649
Foreclosed assets held for sale, net	20,091	18,744	9,179	6,019	5,147
Interest receivable	16,264	16,421	17,881	19,618	18,131
Bank owned life insurance	48,258	47,667	40,920	40,612	40,319
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,381	1,568	1,769	1,970	2,172
Other assets	19,211	20,251	19,086	7,469	8,015
Total assets	$3,025,125	$3,097,499	$3,093,322	$2,915,437	$2,897,831

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$358,171	$385,495	$363,154	$325,594	$324,686
Interest bearing transaction accounts and savings deposits	1,172,746	1,167,836	1,156,264	1,090,842	1,065,646
Time deposits less than $100,000	496,809	482,181	492,217	513,696	532,200
Time deposits greater than $100,000	365,868	392,757	420,537	401,137	396,612
Total deposits	2,393,594	2,428,269	2,432,172	2,331,269	2,319,144
Federal funds purchased and securities
sold under agreements to repurchase	84,456	131,750	105,910	96,666	98,146
Short-term debt	3,202	3,263	3,640	3,493	2,647
Long-term debt	138,893	139,183	159,823	161,560	162,726
Accrued interest and other liabilities	25,836	21,780	20,530	24,626	22,953
Total liabilities	2,645,981	2,724,245	2,722,075	2,617,614	2,605,616

Stockholders' equity:
Preferred stock	-	-	-	-	-
Common stock	172	172	171	140	140
Surplus	112,851	112,250	111,694	41,048	40,824
Undivided profits	265,021	260,310	258,620	255,062	250,070
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	1,100	522	762	1,573	1,181
Total stockholders' equity	379,144	373,254	371,247	297,823	292,215
Total liabilities and stockholders' equity	$3,025,125	$3,097,499	$3,093,322	$2,915,437	$2,897,831

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$76,983	$75,267	$74,862	$56,953	$57,708
Interest bearing balances due from banks	240,847	290,990	292,219	91,832	44,946
Federal funds sold	1,044	1,015	1,280	5,962	9,355
Cash and cash equivalents	318,874	367,272	368,361	154,747	112,009
Investment securities - held-to-maturity	421,878	453,740	408,431	365,825	288,794
Investment securities - available-for-sale	228,972	186,503	172,290	231,962	404,406
Mortgage loans held for sale	13,560	5,815	8,603	11,063	16,316
Assets held in trading accounts	7,092	6,968	8,260	6,293	5,981
Loans	1,831,766	1,863,850	1,898,629	1,957,600	1,923,787
Allowance for loan losses	(25,584)	(25,849)	(26,021)	(25,603)	(25,013)
Net loans	1,806,182	1,838,001	1,872,608	1,931,997	1,898,774
Covered assets:
Loans, net of discount	24,074	-	-	-	-
Other real estate owned, net of discount	2,632	-	-	-	-
FDIC loss share receivable	4,544	-	-	-	-
Premises and equipment	77,330	77,939	78,636	78,763	78,743
Foreclosed assets held for sale, net	18,727	9,238	7,049	5,813	4,362
Interest receivable	16,928	17,005	20,582	19,280	19,161
Bank owned life insurance	47,915	42,023	40,761	40,465	40,161
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	1,484	1,684	1,869	2,089	2,288
Other assets	20,415	18,308	7,605	5,979	6,945
Total assets	$3,071,212	$3,085,101	$3,055,660	$2,914,881	$2,938,545

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$366,340	$357,483	$347,279	$329,427	$328,036
Interest bearing transaction accounts and savings deposits	1,176,180	1,166,643	1,159,372	1,074,415	1,081,416
Time deposits less than $100,000	500,070	491,603	507,236	524,367	539,165
Time deposits greater than $100,000	385,736	409,137	412,132	398,208	402,939
Total deposits	2,428,326	2,424,866	2,426,019	2,326,417	2,351,556
Federal funds purchased and securities
sold under agreements to repurchase	98,995	114,376	105,295	100,470	106,288
Short-term debt	3,455	3,751	3,802	3,032	1,802
Long-term debt	138,375	145,387	160,215	161,882	161,065
Accrued interest and other liabilities	22,890	21,386	25,487	25,107	22,566
Total liabilities	2,692,041	2,709,766	2,720,818	2,616,908	2,643,277
Total stockholders' equity	379,171	375,335	334,842	297,973	295,268
Total liabilities and stockholders' equity	$3,071,212	$3,085,101	$3,055,660	$2,914,881	$2,938,545

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands, except per share data)
INTEREST INCOME
Loans	$26,691	$26,788	$28,275	$29,122	$28,017
Covered loans	213	-	-	-	-
Federal funds sold	2	4	2	10	14
Investment securities	4,465	4,531	5,029	5,089	5,256
Mortgage loans held for sale, net of unrealized gains (losses)	149	70	119	136	195
Assets held in trading accounts	11	2	7	3	5
Interest bearing balances due from banks	173	191	204	87	70
TOTAL INTEREST INCOME	31,704	31,586	33,636	34,447	33,557
INTEREST EXPENSE
Time deposits	3,522	3,919	4,643	5,242	5,975
Other deposits	1,317	1,518	1,866	1,891	1,926
Federal funds purchased and securities
sold under agreements to repurchase	123	149	172	172	182
Short-term debt	15	15	15	6	6
Long-term debt	1,522	1,573	1,719	1,743	1,748
TOTAL INTEREST EXPENSE	6,499	7,174	8,415	9,054	9,837
NET INTEREST INCOME	25,205	24,412	25,221	25,393	23,720
Provision for loan losses	3,758	3,231	2,767	2,789	2,622
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	21,447	21,181	22,454	22,604	21,098
NON-INTEREST INCOME
Trust income	1,170	1,250	1,317	1,361	1,223
Service charges on deposit accounts	4,739	4,301	4,883	4,763	4,571
Other service charges and fees	671	779	634	642	646
Income on sale of mortgage loans, net of commissions	932	603	834	798	1,361
Income on investment banking, net of commissions	776	605	469	598	675
Credit card fees	4,043	3,677	3,897	3,745	3,597
Premiums on sale of student loans	545	-	-	2,047	286
Bank owned life insurance income	566	290	300	293	299
Gain on sale of securities	-	-	-	-	144
Gain on FDIC assisted transactions	3,037	-	-	-	-
Other income	769	695	597	716	556
TOTAL NON-INTEREST INCOME	17,248	12,200	12,931	14,963	13,358
NON-INTEREST EXPENSE
Salaries and employee benefits	15,064	15,166	14,619	14,441	14,674
Occupancy expense, net	1,844	1,882	1,898	1,846	1,824
Furniture and equipment expense	1,526	1,495	1,572	1,553	1,527
Other real estate and foreclosure expense	314	58	161	132	90
Deposit insurance	1,059	955	687	865	2,557
Other operating expenses	7,469	7,240	6,869	7,470	6,279
TOTAL NON-INTEREST EXPENSE	27,276	26,796	25,806	26,307	26,951
NET INCOME BEFORE INCOME TAXES	11,419	6,585	9,579	11,260	7,505
Provision for income taxes	3,438	1,629	2,774	3,600	1,996
NET INCOME	$7,981	$4,956	$6,805	$7,660	$5,509
BASIC EARNINGS PER SHARE	$0.46	$0.29	$0.44	$0.54	$0.40
DILUTED EARNINGS PER SHARE	$0.46	$0.29	$0.44	$0.54	$0.39

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Year-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands, except per share data)
INTEREST INCOME
Loans	$53,479	$26,788	$113,648	$85,373	$56,251
Covered loans	213	-	-	-	-
Federal funds sold	7	4	27	25	15
Investment securities	8,997	4,531	21,791	16,762	11,673
Mortgage loans held for sale, net of unrealized gains (losses)	218	70	608	489	353
Assets held in trading accounts	13	2	20	13	10
Interest bearing balances due from banks	364	191	439	235	148
TOTAL INTEREST INCOME	63,291	31,586	136,533	102,897	68,450
INTEREST EXPENSE
Time deposits	7,441	3,919	22,794	18,151	12,909
Other deposits	2,835	1,518	8,252	6,386	4,495
Federal funds purchased and securities
sold under agreements to repurchase	273	149	769	597	425
Short-term debt	30	15	33	18	12
Long-term debt	3,095	1,573	6,958	5,239	3,496
TOTAL INTEREST EXPENSE	13,674	7,174	38,806	30,391	21,337
NET INTEREST INCOME	49,617	24,412	97,727	72,506	47,113
Provision for loan losses	6,990	3,231	10,316	7,549	4,760
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	42,627	21,181	87,411	64,957	42,353
NON-INTEREST INCOME
Trust income	2,420	1,250	5,227	3,910	2,549
Service charges on deposit accounts	9,040	4,301	17,944	13,061	8,298
Other service charges and fees	1,451	779	2,668	2,034	1,392
Income on sale of mortgage loans, net of commissions	1,535	603	4,032	3,198	2,400
Income on investment banking, net of commissions	1,381	605	2,153	1,684	1,086
Credit card fees	7,720	3,677	14,392	10,495	6,750
Premiums on sale of student loans	545	-	2,333	2,333	286
Bank owned life insurance income	857	290	1,270	970	677
Gain on sale of securities	-	-	144	144	144
Gain on FDIC assisted transactions	3,037	-	-	-	-
Other income	1,463	695	2,548	1,951	1,235
TOTAL NON-INTEREST INCOME	29,449	12,200	52,711	39,780	24,817
NON-INTEREST EXPENSE
Salaries and employee benefits	30,230	15,166	58,317	43,698	29,257
Occupancy expense, net	3,726	1,882	7,457	5,559	3,713
Furniture and equipment expense	3,021	1,495	6,195	4,623	3,070
Other real estate and foreclosure expense	372	58	453	292	160
Deposit insurance	2,014	955	4,642	3,955	3,090
Other operating expenses	14,708	7,240	27,658	20,789	13,319
TOTAL NON-INTEREST EXPENSE	54,071	26,796	104,722	78,916	52,609
NET INCOME BEFORE INCOME TAXES	18,005	6,585	35,400	25,821	14,561
Provision for income taxes	5,068	1,629	10,190	7,416	3,816
NET INCOME	$12,937	$4,956	$25,210	$18,405	$10,745
BASIC EARNINGS PER SHARE	$0.75	$0.29	$1.75	$1.31	$0.77
DILUTED EARNINGS PER SHARE	$0.75	$0.29	$1.74	$1.30	$0.76

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands)
Tier 1 capital
Stockholders' equity	$379,144	$373,254	$371,247	$297,823	$292,215
Trust preferred securities, net allowable	30,000	30,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(49,476)	(50,503)	(51,128)	(51,483)	(51,958)
Unrealized gain on AFS securities	(1,100)	(522)	(762)	(1,573)	(1,181)

Total Tier 1 capital	358,568	352,229	349,357	274,767	269,076

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	1	8	5	-	162
Qualifying allowance for loan losses	23,737	23,574	24,405	24,754	24,796

Total Tier 2 capital	23,738	23,582	24,410	24,754	24,958

Total risk-based capital	$382,306	$375,811	$373,767	$299,521	$294,034

Risk weighted assets	$1,895,258	$1,882,902	$1,950,227	$1,977,736	$1,981,955

Adjusted average assets for leverage ratio	$3,020,704	$3,033,367	$3,002,275	$2,861,329	$2,883,021

Ratios at end of quarter
Equity to assets	12.53%	12.05%	12.00%	10.22%	10.08%
Tangible common equity to tangible assets	10.70%	10.25%	10.19%	8.25%	8.09%
Tier 1 leverage ratio	11.87%	11.61%	11.64%	9.60%	9.33%
Tier 1 risk-based capital ratio	18.92%	18.71%	17.91%	13.89%	13.58%
Total risk-based capital ratio	20.17%	19.96%	19.17%	15.14%	14.84%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands)
Loan Portfolio - End of Period (1)
Consumer
Credit cards	$180,591	$177,959	$189,154	$175,493	$168,897
Student loans	133,012	153,291	114,296	106,080	139,928
Other consumer	127,343	131,735	139,647	144,155	142,040
Total consumer	440,946	462,985	443,097	425,728	450,865
Real Estate
Construction	153,869	173,080	180,759	192,051	197,336
Single-family residential	386,570	389,257	392,208	403,035	401,447
Other commercial	574,859	592,728	596,517	600,436	601,217
Total real estate	1,115,298	1,155,065	1,169,484	1,195,522	1,200,000
Commercial
Commercial	151,817	155,970	168,206	165,747	182,064
Agricultural	104,247	65,964	84,866	125,566	96,526
Financial institutions	-	4,093	3,885	4,087	3,598
Total commercial	256,064	226,027	256,957	295,400	282,188
Other	9,720	5,883	5,451	8,451	10,407
Total Loans	$1,822,028	$1,849,960	$1,874,989	$1,925,101	$1,943,460

(1) Excludes loans covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$4,000	$-	$-	$-	$-
U.S. Government agencies	224,928	221,885	254,229	176,340	149,698
Mortgage-backed securities	84	88	90	95	98
State and political subdivisions	206,076	209,101	208,812	209,757	202,195
Other securities	930	930	930	930	930
Total held-to-maturity	436,018	432,004	464,061	387,122	352,921
Available-for-Sale
U.S. Treasury	300	4,008	4,329	4,345	5,058
U.S. Government agencies	206,497	135,038	161,524	162,760	195,236
Mortgage-backed securities	3,008	2,996	2,972	2,998	2,936
State and political subdivisions	-	-	-	366	486
FHLB stock	7,490	7,484	7,477	7,474	7,471
Other securities	6,736	6,570	6,552	6,550	66,761
Total available-for-sale	224,031	156,096	182,854	184,493	277,948
Total investment securities	$660,049	$588,100	$646,915	$571,615	$630,869
Fair value - HTM investment securities	$440,603	$435,810	$465,665	$392,450	$353,021

Investment Securities - QTD Average
Taxable securities	$443,946	$432,736	$370,538	$390,226	$498,989
Tax exempt securities	206,904	207,507	210,183	207,561	194,211
Total investment securities - QTD average	$650,850	$640,243	$580,721	$597,787	$693,200

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$25,047	$25,016	$25,830	$25,032	$24,508
Loans charged off
Credit cards	1,339	1,435	1,353	1,363	1,350
Other consumer	852	500	1,048	652	528
Real estate	2,254	2,401	1,245	483	1,389
Commercial	288	227	633	378	467
Total loans charged off	4,733	4,563	4,279	2,876	3,734

Recoveries of loans previously charged off
Credit cards	273	229	263	242	201
Other consumer	313	293	118	151	214
Real estate	1,169	701	141	407	841
Commercial	54	140	176	85	380
Total recoveries	1,809	1,363	698	885	1,636
Net loans charged off	2,924	3,200	3,581	1,991	2,098
Provision for loan losses	3,758	3,231	2,767	2,789	2,622
Balance, end of quarter	$25,881	$25,047	$25,016	$25,830	$25,032

Non-performing assets (1)
Non-performing loans
Nonaccrual loans
Real estate	$10,930	$8,442	$18,358	$12,269	$13,217
Commercial	1,091	1,673	1,776	1,291	1,611
Consumer	1,403	1,604	1,860	1,836	1,517
Total nonaccrual loans	13,424	11,719	21,994	15,396	16,345
Loans past due 90 days or more
Government guaranteed student loans	3,230	2,464	1,939	2,258	2,371
Other loans	644	1,132	1,383	1,475	1,147
Total loans past due 90 days or more	3,874	3,596	3,322	3,733	3,518
Total non-performing loans	17,298	15,315	25,316	19,129	19,863
Other non-performing assets
Foreclosed assets held for sale	20,091	18,744	9,179	6,019	5,147
Other non-performing assets	128	15	20	21	17
Total other non-performing assets	20,219	18,759	9,199	6,040	5,164
Total non-performing assets	$37,517	$34,074	$34,515	$25,169	$25,027

Ratios (1)
Allowance for loan losses to total loans	1.42%	1.35%	1.33%	1.34%	1.29%
Allowance for loan losses to non-performing loans	149.62%	163.55%	98.81%	135.03%	126.02%
Non-performing loans to total loans	0.95%	0.83%	1.35%	0.99%	1.02%
Non-performing assets to total assets	1.24%	1.10%	1.12%	0.86%	0.86%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.13%	1.02%	1.05%	0.79%	0.78%
Annualized net charge offs to total loans	0.64%	0.70%	0.75%	0.40%	0.44%
Annualized net credit card charge offs to
total credit card loans	2.41%	2.71%	2.41%	2.58%	2.83%
Annualized net charge offs to total loans
(excluding credit cards)	0.45%	0.48%	0.57%	0.19%	0.22%
Past due loans >30 days (excluding nonaccrual)	0.56%	1.02%	0.81%	0.82%	0.58%

(1) Excludes assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009

ASSETS

Earning Assets
Interest bearing balances due from banks	0.29%	0.27%	0.28%	0.38%	0.62%
Federal funds sold	0.77%	1.60%	0.62%	0.67%	0.60%
Investment securities	3.52%	3.66%	4.30%	4.21%	3.71%
Mortgage loans held for sale	4.41%	4.88%	5.49%	4.88%	4.79%
Assets held in trading accounts	0.62%	0.12%	0.34%	0.19%	0.34%
Loans	5.85%	5.83%	5.92%	5.91%	5.85%
Covered loans (1)	3.55%	-	-	-	-
Total interest earning assets	4.77%	4.74%	4.97%	5.31%	5.18%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.45%	0.53%	0.64%	0.70%	0.71%
Time deposits	1.59%	1.76%	2.00%	2.25%	2.54%
Total interest bearing deposits	0.94%	1.07%	1.24%	1.42%	1.57%
Federal funds purchased and securities
sold under agreement to repurchase	0.50%	0.53%	0.65%	0.68%	0.69%
Short-term debt	1.74%	1.62%	1.57%	0.79%	1.34%
Long-term debt	4.41%	4.39%	4.26%	4.27%	4.35%
Total interest bearing liabilities	1.13%	1.25%	1.42%	1.59%	1.72%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.64%	3.49%	3.55%	3.72%	3.46%
Net interest margin - quarter-to-date	3.83%	3.71%	3.77%	3.97%	3.71%
Net interest margin - year-to-date	3.77%	3.71%	3.78%	3.79%	3.70%

(1) Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.46	$0.29	$0.44	$0.54	$0.39
Core earnings (excludes nonrecurring items) (non-GAAP)	6,528	4,956	6,805	7,660	5,509
Diluted core earnings per share (non-GAAP)	0.38	0.29	0.44	0.54	0.39
Cash dividends declared per common share	0.19	0.19	0.19	0.19	0.19
Cash dividends declared - amount	3,270	3,266	3,248	2,668	2,667
Return on average stockholders' equity	8.44%	5.36%	8.06%	10.20%	7.48%
Return on tangible equity	10.24%	6.58%	10.10%	13.13%	9.73%
Return on average assets	1.04%	0.65%	0.88%	1.04%	0.75%
Net interest margin (FTE)	3.83%	3.71%	3.77%	3.97%	3.71%
FTE adjustment - investments	1,245	1,250	1,265	1,253	1,150
FTE adjustment - loans	14	16	37	51	53
Amortization of intangibles	187	201	201	201	202
Amortization of intangibles, net of taxes	114	127	127	127	127
Average shares outstanding	17,199,705	17,139,732	15,432,821	14,042,813	14,021,727
Average earning assets	2,769,233	2,808,881	2,789,712	2,670,537	2,693,585
Average interest bearing liabilities	2,302,811	2,330,897	2,348,052	2,262,374	2,292,675

YEAR-TO-DATE
Diluted earnings per share	$0.75	$0.29	$1.74	$1.30	$0.76
Core earnings (excludes nonrecurring items) (non-GAAP)	11,484	4,956	25,210	18,405	10,745
Diluted core earnings per share (non-GAAP)	0.67	0.29	1.74	1.30	0.76
Cash dividends declared per common share	0.38	0.19	0.76	0.57	0.38
Return on average stockholders' equity	6.92%	5.36%	8.26%	8.33%	7.37%
Return on tangible equity	8.43%	6.58%	10.61%	10.80%	9.60%
Return on average assets	0.85%	0.65%	0.85%	0.84%	0.74%
Net interest margin (FTE)	3.77%	3.71%	3.78%	3.79%	3.70%
FTE adjustment - investments	2,495	1,250	4,737	3,472	2,219
FTE adjustment - loans	30	16	198	161	110
Amortization of intangibles	388	201	806	605	404
Amortization of intangibles, net of taxes	241	127	508	381	254
Average shares outstanding	17,169,872	17,139,732	14,375,323	14,018,949	14,006,820
Average diluted shares outstanding	17,237,990	17,212,980	14,465,718	14,108,546	14,093,163
Average earning assets	2,789,058	2,808,881	2,713,330	2,687,868	2,696,535
Average interest bearing liabilities	2,316,854	2,330,897	2,302,839	2,287,767	2,300,464

END OF PERIOD
Book value per share	$22.03	$21.72	$21.72	$21.20	$20.82
Tangible book value per share	18.43	18.10	18.07	16.75	16.35
Shares outstanding	17,209,973	17,186,263	17,093,931	14,045,631	14,036,274
Full-time equivalent employees	1,045	1,057	1,091	1,111	1,103
Total number of ATM's	93	93	93	93	94
Total number of financial centers	76	84	84	84	84
Parent company only - investment in subsidiaries	319,814	305,182	303,183	300,946	298,310
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2010	2010	2009	2009	2009
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$7,981	$4,956	$6,805	$7,660	$5,509
Nonrecurring items
Gain on FDIC assisted transactions	(3,037)	-	-	-	-
Merger related costs	443	-	-	-	-
Branch right sizing	372	-	-	-	-
Tax effect (1)	769	-	-	-	-
Net nonrecurring items	(1,453)	-	-	-	-
Core earnings (non-GAAP)	$6,528	$4,956	$6,805	$7,660	$5,509

Diluted earnings per share	$0.46	$0.29	$0.44	$0.54	$0.39
Nonrecurring items
Gain on FDIC assisted transactions	(0.18)	-	-	-	-
Merger related costs	0.03	-	-	-	-
Branch right sizing	0.02	-	-	-	-
Tax effect (1)	0.05	-	-	-	-
Net nonrecurring items	(0.08)	-	-	-	-
Diluted core earnings per share (non-GAAP)	$0.38	$0.29	$0.44	$0.54	$0.39

YEAR-TO-DATE
Net Income	$12,937	$4,956	$25,210	$18,405	$10,745
Nonrecurring items
Gain on FDIC assisted transactions	(3,037)	-	-	-	-
Merger related costs	443	-	-	-	-
Branch right sizing	372	-	-	-	-
Tax effect (1)	769	-	-	-	-
Net nonrecurring items	(1,453)	-	-	-	-
Core earnings (non-GAAP)	$11,484	$4,956	$25,210	$18,405	$10,745

Diluted earnings per share	$0.75	$0.29	$1.74	$1.30	$0.76
Nonrecurring items
Gain on FDIC assisted transactions	(0.18)	-	-	-	-
Merger related costs	0.03	-	-	-	-
Branch right sizing	0.02	-	-	-	-
Tax effect (1)	0.05	-	-	-	-
Net nonrecurring items	(0.08)	-	-	-	-
Diluted core earnings per share (non-GAAP)	$0.67	$0.29	$1.74	$1.30	$0.76

(1) Effective tax rate of 39.225%, adjusted for additional fair value deduction related to donation of closed branch.